HORMEL FOODS REPORTS STRONG SECOND QUARTER FISCAL 2026 RESULTS

Company Delivers Sixth Consecutive Quarter of Organic Top-Line Growth, GAAP EPS of $0.29 and Double-Digit Growth in Adjusted EPS1

AUSTIN, Minn. (May 28, 2026) – Hormel Foods Corporation (NYSE: HRL), a Fortune 500 global branded food company, today reported results for the second quarter of fiscal 2026, which ended April 26, 2026. All comparisons are to the comparable period of fiscal 2025, unless otherwise noted.

EXECUTIVE SUMMARY — SECOND QUARTER

•Net sales of $2.97 billion; organic net sales1 up 3%
•Operating income of $217 million; adjusted operating income1 of $294 million
•Operating margin of 7.3%; adjusted operating margin1 of 9.9%
•Earnings before income taxes of $206 million; adjusted earnings before income taxes1 of $283 million
•Diluted earnings per share of $0.29; adjusted diluted earnings per share1 of $0.40
•Cash flow from operations of $179 million

EXECUTIVE COMMENTARY

“We delivered strong second quarter results marked by profitable growth and improved performance,” said Jeff Ettinger, interim chief executive officer. “We achieved our sixth consecutive quarter of organic top-line growth, expanded gross margins, and attained double-digit growth in adjusted earnings.1 This was an excellent quarter and gives us even greater confidence in our ability to deliver our full-year outlook.”

“Our teams are executing at a high level across the organization, driving impressive performance from our protein-centric portfolio,” said John Ghingo, president. “Each segment delivered both net sales and segment profit growth in the second quarter, reflecting broad-based strength across the business and the impact of our strategy. We are encouraged by our results and confident in how the business is performing.”

FULL YEAR FISCAL 2026 GUIDANCE

For fiscal 2026, the Company:
•Reaffirms net sales in the range of $12.2 billion to $12.5 billion and organic net sales1 growth of 1% to 4%
•Updates operating income guidance to be in the range of $0.96 billion to $1.02 billion, which includes the loss on the sale of the whole-bird turkey business
•Reaffirms adjusted operating income1 to be in the range of $1.06 billion to $1.12 billion, reflecting growth of 4% to 10%
•Updates diluted earnings per share guidance to be in the range of $1.28 to $1.37
•Reaffirms adjusted diluted earnings per share1 to be in the range of $1.43 to $1.51, reflecting growth of 4% to 10%

	Updated	Previous
Net Sales	$12.2 - $12.5 billion	$12.2 - $12.5 billion
Organic Net Sales[1] Growth Rate	1% - 4%	1% - 4%
Diluted Earnings per Share	$1.28 - $1.37	$1.37 - $1.46
Adj. Diluted Earnings per Share[1]	$1.43 - $1.51	$1.43 - $1.51

PORTFOLIO SHAPING

During the second quarter of fiscal 2026, the Company completed the previously announced sale of its whole-bird turkey business. This divestiture underscores the Company’s ongoing strategic shift toward expanding its value-added protein portfolio and reducing exposure to more volatile, commodity-driven businesses.

The expected impacts of the transaction are reflected in the Company’s updated fiscal 2026 guidance ranges. The Company continues to expect the transaction to result in an approximate $50 million reduction in fiscal 2026 reported net sales and minimal impact to adjusted diluted earnings per share.¹ Beginning in fiscal 2027, the impact of the divestiture will be excluded from year-over-year comparisons in the Company’s non-GAAP organic volume and organic net sales metrics.

SEGMENT HIGHLIGHTS – SECOND QUARTER

Retail

•Volume down 2%; organic volume1 down 2%
•Net sales flat; organic net sales1 up 1%
•Segment profit up 13%

Organic net sales1 grew in the second quarter of fiscal 2026, as strong performance in Jennie-O® ground turkey was partially offset by the strategic exit from select non-core private label snack nut items. Other priority brands such as Applegate® natural and organic meats, Hormel® Black Label® bacon, the Herdez® portfolio, and Hormel Gatherings® party trays contributed to organic net sales1 growth in the quarter. Segment profit increased as higher organic net sales,1 improved performance across the turkey manufacturing network, and lower selling, general and administrative expenses were partially offset by inflationary pressures in the logistics network.

Foodservice

•Volume up 1%; organic volume1 up 1%
•Net sales up 6%; organic net sales1 up 7%
•Segment profit up 11%

Second quarter organic net sales1 for the Foodservice segment was up 7%, marking the 11th consecutive quarter of organic net sales1 growth for the segment. Organic volume1 also increased. Net sales growth was driven by strong performance across multiple product groups and categories, led by significant contributions from the customized solutions business, branded pepperoni, and premium prepared proteins. Branded products such as Hormel® Natural Choice® meats, Austin Blues® smoked meats, Jennie-O® turkey and Fontanini® Italian meats also delivered strong net sales results. Segment profit increased for the second quarter of fiscal 2026, primarily driven by net sales performance, which benefited from market-based pricing actions and modest volume growth, despite a challenging operating environment. Segment profit also benefited from improved performance across the turkey manufacturing network.

International

•Volume up 1%; organic volume1 up 1%
•Net sales up 4%; organic net sales1 up 5%
•Segment profit up 20%

For the International segment, organic volume1 and organic net sales1 grew in the second quarter of fiscal 2026. Organic net sales1 growth was driven by strong results from SPAM® luncheon meat exports and our in-country China business. International segment profit increased in the second quarter of fiscal 2026, primarily due to strong export performance and growth in China.

ADDITIONAL FINANCIAL DETAILS – SECOND QUARTER FISCAL 2026
Income Statement
•Operating margin and adjusted operating margin1 were 7.3% and 9.9%, respectively, compared to 8.6% and 9.1%, respectively, in the prior year.
•Selling, general and administrative expenses as a percent of net sales and adjusted selling, general and administrative expenses as a percent of net sales1 were 10.7% and 8.2%, respectively, compared to 8.7% and 8.2%, respectively, in the prior year.
•The loss on the sale of the whole-bird turkey business, including transaction costs, was $61 million.
•Advertising investments were $34 million, compared to $36 million last year.
•The effective tax rate was 23.6%, compared to 22.0% last year.

Cash Flow Statement
•Cash flow from operations was $179 million.
•Capital expenditures were $82 million, compared to $75 million last year. The largest projects in the second quarter of fiscal 2026 were related to investments in data and technology, and infrastructure enhancements.
•Depreciation and amortization expense was $69 million, compared to $64 million last year.
•The Company returned $161 million to stockholders during the quarter through dividends.

Balance Sheet
•The Company remained in a strong financial position at quarter end, with ample liquidity and a conservative level of debt.
•Cash on hand was $827 million at quarter end, an increase of $156 million from the end of fiscal 2025.
•Inventories at quarter end were $1.8 billion, comparable to the end of fiscal 2025.

PRESENTATION
A conference call will be webcast at 8 a.m. CT on May 28, 2026. Access is available at hormelfoods.com by clicking on "Investors." The call will also be available via telephone by dialing 800-549-8228 (toll free) or 646-564-2877 (international) and providing the conference ID 46321. An audio replay is available at hormelfoods.com. The webcast replay will be available at noon CT, May 28, 2026, and will remain on the website for one year.

ABOUT HORMEL FOODS
Hormel Foods Corporation, based in Austin, Minnesota, is a global branded food company with over $12 billion in annual revenue. Its brands include Planters®, Skippy®, SPAM®, Hormel® Natural Choice®, Applegate®, Wholly®, Hormel® Black Label®, Columbus®, Jennie-O® and more than 30 other beloved brands. The Company is a member of the S&P 500 Index and the S&P 500 Dividend Aristocrats, was named one of the best companies to work for by U.S. News & World Report and one of America’s most responsible companies by Newsweek, was recognized by TIME magazine as one of the World’s Best Companies and has received numerous other awards and accolades for its corporate responsibility and community service efforts. For more information, visit hormelfoods.com.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements, which are based on the Company's current assumptions and expectations. These statements are typically accompanied by the words "aim," "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "might," "plan," "project," "seek," "target," "will," "would," or similar words or expressions. The principal forward-looking statements in this news release include statements regarding the Company's fiscal 2026 guidance and future financial and operational performance.

All such forward-looking statements are intended to enjoy the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended. Although the Company believes there is a reasonable basis for the forward-looking statements, its actual results could be materially different. The most important factors that could cause the Company's actual results to differ from its forward-looking statements include, but are not limited to, risks related to the deterioration of economic conditions; risks and uncertainties associated with intangible assets, including any future goodwill or intangible assets impairment charges; the risk of disruption of operations; the risk that the Company may fail to realize anticipated cost savings or operating profit improvements associated with strategic initiatives, including the Transform and Modernize initiative and the Company's recent corporate restructuring plan; risk of the Company's inability to protect information technology (IT) systems against, or effectively respond to, cyberattacks, security breaches or other IT interruptions; food safety risks; fluctuations in commodity prices and availability of raw materials and other inputs; fluctuations in market demand for the Company's products; risks related to the Company's ability to respond to changing consumer preferences; damage to the Company's reputation or brand image; risks of litigation; risks associated with trade policies, export and import controls, and tariffs; and the other risks and uncertainties described in Item 1A – Risk Factors of the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which can be accessed at hormelfoods.com in the "Investors" section. Though the Company has attempted to list comprehensively these important cautionary risk factors, the Company cautions that other factors may in the future prove to be important in affecting the Company's business or results of operations. Forward-looking statements speak only as of the date they are made, and the Company does not undertake any obligation to update any forward-looking statement except as otherwise required by law.

Note: Due to rounding, numbers presented throughout this press release may not sum precisely to the totals provided, and percentages may not precisely reflect the absolute figures.

Reclassifications: Certain prior year amounts have been reclassified to conform to the current year presentation.

END NOTES
1Non-GAAP measure. See Appendix: Non-GAAP Measures to this news release for more information.

INVESTOR CONTACT
Jess Blomberg
ir@hormel.com

MEDIA CONTACT
Laura Cederberg
media@hormel.com

HORMEL FOODS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
In thousands, except per share amounts
Unaudited

	Quarter Ended		Six Months Ended
	April 26, 2026	April 27, 2025	April 26, 2026	April 27, 2025
Net Sales	$2,972,600	$2,898,810	$5,999,917	$5,887,623
Cost of Products Sold	2,454,093	2,414,377	5,011,835	4,927,957
Gross Profit	518,507	484,433	988,082	959,666
Selling, General, and Administrative	318,624	251,432	560,322	514,445
Equity in Earnings of Affiliates	17,229	15,350	33,049	31,461
Operating Income	217,112	248,352	460,809	476,682
Interest Income	6,479	6,176	13,007	13,719
Interest Expense	19,822	19,516	39,550	38,977
Other Income (Expense), Net	2,294	(4,523)	6,109	(2,862)
Earnings Before Income Taxes	206,063	230,489	440,375	448,561
Provision for Income Taxes	48,685	50,747	101,227	98,289
Effective Tax Rate	23.6%	22.0%	23.0%	21.9%
Net Earnings	157,378	179,742	339,147	350,272
Less: Net Earnings (Loss) Attributable to Noncontrolling Interest	(96)	(275)	(127)	(320)
Net Earnings Attributable to Hormel Foods Corporation	$157,474	$180,017	$339,274	$350,592

Net Earnings Per Share:
Basic	$0.29	$0.33	$0.62	$0.64
Diluted	$0.29	$0.33	$0.62	$0.64

Weighted-average Shares Outstanding:
Basic	550,562	550,277	550,520	549,868
Diluted	550,915	550,611	550,810	550,233

Dividends Declared Per Share	$0.2925	$0.2900	$0.5850	$0.5800

HORMEL FOODS CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL POSITION
In thousands
Unaudited

	April 26, 2026	October 26, 2025
Assets
Cash and Cash Equivalents	$826,750	$670,679
Short-term Marketable Securities	33,107	32,909
Accounts and Other Receivables, Net	760,073	813,989
Inventories	1,750,914	1,747,279
Taxes Receivable	58,760	96,791
Prepaid Expenses and Other Current Assets	64,006	44,010
Total Current Assets	3,493,610	3,405,656

Goodwill	4,871,935	4,924,087
Intangible Assets	1,585,631	1,647,297
Pension Assets	206,699	211,826
Investments in Affiliates	568,549	533,984
Other Assets	451,769	431,500
Property, Plant, and Equipment, Net	2,166,093	2,238,770
Total Assets	$13,344,286	$13,393,119

Liabilities and Shareholders’ Investment
Accounts Payable & Accrued Expenses	$748,107	$787,350
Accrued Marketing Expenses	122,512	113,947
Employee-related Expenses	241,533	273,402
Interest and Dividends Payable	182,246	180,700
Taxes Payable	3,059	18,752
Current Maturities of Long-term Debt	505,335	6,646
Total Current Liabilities	1,802,791	1,380,796

Long-term Debt Less Current Maturities	2,351,004	2,850,778
Pension and Postretirement Benefits	353,569	358,984
Deferred Income Taxes	657,431	661,349
Other Long-term Liabilities	215,615	225,397
Accumulated Other Comprehensive Loss	(227,991)	(243,646)
Other Shareholders’ Investment	8,191,867	8,159,461
Total Liabilities and Shareholders’ Investment	$13,344,286	$13,393,119

HORMEL FOODS CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
In thousands
Unaudited

	Quarter Ended		Six Months Ended
	April 26, 2026	April 27, 2025	April 26, 2026	April 27, 2025
Operating Activities
Net Earnings	$157,378	$179,742	$339,147	$350,272
Depreciation and Amortization	68,826	63,963	135,921	129,835
Decrease (Increase) in Working Capital, Net of Divestitures	(108,234)	(203,831)	2,285	(159,167)
Loss (Gain) on Sale of Business	60,214	—	36,706	10,800
Other	755	16,567	14,093	33,906
Net Cash Provided by (Used in) Operating Activities	178,939	56,441	528,153	365,646

Investing Activities
Net Sale (Purchase) of Securities	197	(3,349)	(126)	(4,735)
Proceeds from Sale of Business	21,182	(504)	100,035	13,139
Purchases of Property, Plant, and Equipment	(82,174)	(75,083)	(151,167)	(147,250)
Proceeds from (Purchases of) Affiliates and Other Investments	(3,724)	(1,305)	(5,316)	(2,699)
Other	5,828	1,905	5,833	2,877
Net Cash Provided by (Used in) Investing Activities	(58,690)	(78,336)	(50,742)	(138,668)

Financing Activities
Repayments of Long-term Debt and Finance Leases	(1,827)	(2,043)	(3,652)	(4,245)
Dividends Paid on Common Stock	(160,936)	(159,244)	(320,437)	(314,225)
Other	(220)	11,721	(1,326)	25,841
Net Cash Provided by (Used in) Financing Activities	(162,983)	(149,566)	(325,416)	(292,629)
Effect of Exchange Rate Changes on Cash	1,578	752	4,076	(6,542)
Increase (Decrease) in Cash and Cash Equivalents	(41,156)	(170,710)	156,072	(72,193)
Cash and Cash Equivalents at Beginning of Period	867,906	840,398	670,679	741,881
Cash and Cash Equivalents at End of Period	$826,750	$669,688	$826,750	$669,688

HORMEL FOODS CORPORATION
SEGMENT DATA
In thousands
Unaudited

	Quarter Ended			Six Months Ended
	April 26, 2026	April 27, 2025	% Change	April 26, 2026	April 27, 2025	% Change
Volume (lbs.)
Retail	663,009	677,277	(2.1)	1,356,893	1,414,162	(4.0)
Foodservice	244,307	242,595	0.7	488,726	486,449	0.5
International	80,536	79,518	1.3	155,997	154,087	1.2
Total Volume (lbs.)	987,852	999,390	(1.2)	2,001,616	2,054,698	(2.6)

Net Sales
Retail	$1,789,665	$1,783,835	0.3	$3,637,471	$3,673,968	(1.0)
Foodservice	996,711	936,442	6.4	1,994,937	1,866,627	6.9
International	186,225	178,533	4.3	367,509	347,028	5.9
Total Net Sales	$2,972,600	$2,898,810	2.5	$5,999,917	$5,887,623	1.9

Segment Profit
Retail	$155,640	$137,135	13.5	$251,829	$256,281	(1.7)
Foodservice	155,784	140,633	10.8	312,325	279,459	11.8
International	22,135	18,407	20.3	45,046	39,252	14.8
Total Segment Profit	333,559	296,175	12.6	609,200	574,992	5.9
Net Unallocated Expense	127,400	65,411	94.8	168,698	126,111	33.8
Noncontrolling Interest	(96)	(275)	65.2	(127)	(320)	60.3
Earnings Before Income Taxes	$206,063	$230,489	(10.6)	$440,375	$448,561	(1.8)

APPENDIX: NON-GAAP MEASURES
This press release includes measures of financial performance that are not defined by U.S. generally accepted accounting principles (GAAP). The Company utilizes these non-GAAP measures to understand and evaluate operating performance on a consistent basis. These measures may also be used when making decisions regarding resource allocation and in determining incentive compensation. The Company believes these non-GAAP measures provide useful information to investors because they aid analysis and understanding of the Company’s results and business trends relative to past performance and the Company’s competitors. Non-GAAP measures are not intended to be a substitute for GAAP measures in analyzing financial performance. These non-GAAP measures are not calculated in accordance with GAAP and may be different from non-GAAP measures used by other companies.

Transform and Modernize (T&M) Initiative
In the fourth quarter of fiscal 2023, the Company announced a multi-year T&M initiative. In presenting non-GAAP measures, the Company adjusts for (i.e., excludes) expenses for this initiative that are non-recurring, which are primarily project-based external consulting fees and expenses related to supply chain and portfolio optimization (e.g., asset write-offs, severance, or relocation-related costs). The Company believes that non-recurring costs associated with the T&M initiative are not reflective of the Company’s ongoing operating cost structure; therefore, the Company is excluding these discrete costs. The Company does not adjust for (i.e., does not exclude) certain costs related to the T&M initiative that are expected to continue after the project ends, such as software license fees and internal employee expenses, because those costs are considered ongoing in nature as a component of normal operating costs. The Company also does not adjust for savings realized through the T&M initiative as these are considered ongoing in nature and reflective of expected future operating performance.

Gain or Loss on Sale of Business
In the second quarter of fiscal 2026, the Company completed the sale of its whole-bird turkey business, resulting in a loss on the sale. In the first quarter of fiscal 2026, the Company sold 51% of its equity interest in Justin's, LLC, resulting in a gain on the sale. In the first quarter of fiscal 2025, the Company sold Mountain Prairie, LLC, a non-core sow operation, resulting in a loss on the sale. The Company believes the one-time impacts from these sales are not reflective of the Company’s ongoing operating cost structure, are not indicative of the Company’s core operating performance, and are not meaningful when comparing the Company’s operating performance against that of prior periods. Thus, the Company has adjusted for (i.e., excluded) these impacts.

Legal Matters
From time to time, the Company receives proceeds or incurs expenses related to discrete legal matters that the Company believes are not indicative of the Company’s core operating performance, do not reflect expected future operating income or costs, and are not meaningful when comparing the Company’s operating performance against that of prior periods. The Company adjusts for (i.e., excludes) these impacts.

Litigation Settlements
In fiscal 2025, the Company entered into a settlement agreement with certain plaintiffs in an antitrust lawsuit.

Corporate Restructuring Plan
In the fourth quarter of fiscal 2025, the Company commenced a corporate restructuring plan, the focus of which is to reduce administrative expenses, improve efficiencies, and align the workforce to the Company’s future needs, while enabling continued investment in the Company’s growth. The costs incurred to execute the corporate restructuring plan and the charges incurred under the program are primarily related to severance and employee benefit costs. Because the Company believes the charges incurred under the corporate restructuring plan do not reflect future operating costs and are not meaningful when comparing the Company's operating performance against that of prior periods, the Company adjusts for (i.e., excludes) these impacts.

Consulting Agreement
On October 27, 2025, the Company entered into an agreement with its former Chief Executive Officer (CEO), pursuant to which the former CEO is expected to provide consulting services to the Company until April 2027. Consulting costs related to the agreement include cash and share-based compensation, which were primarily recognized in the first quarter of fiscal 2026. The Company believes non-recurring costs associated with the consulting agreement are not reflective of the Company’s ongoing operating cost structure, are not indicative of the Company’s core operating performance, and are not meaningful when comparing the Company’s operating performance against that of prior periods; therefore, the Company is excluding these discrete costs.

The tables below show the calculations to reconcile from the GAAP measures to the non-GAAP measures presented in this press release. The tax provision expense or benefit of each of the pre-tax items excluded from the Company's GAAP results was computed based on the facts and tax implications associated with each item.

HORMEL FOODS CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
Unaudited
	Quarter Ended		Six Months Ended
In thousands, except per share amounts	April 26, 2026	April 27, 2025	April 26, 2026	April 27, 2025
Cost of Products Sold (GAAP)	$2,454,093	$2,414,377	$5,011,835	$4,927,957
Transform and Modernize Initiative(1)	(1,393)	(2,777)	(1,774)	(2,963)
Adjusted Cost of Products Sold (Non-GAAP)	$2,452,701	$2,411,600	$5,010,061	$4,924,994

SG&A (GAAP)	$318,624	$251,432	$560,322	$514,445
Transform and Modernize Initiative(2)	(14,113)	(13,775)	(24,656)	(27,743)
Gain (Loss) on Sale of Business	(61,040)	—	(37,532)	(11,324)
Corporate Restructuring Plan	(55)	—	(8,531)	—
Consulting Agreement	—	—	(7,775)	—
Litigation Settlements	—	—	—	(240)
Adjusted SG&A (Non-GAAP)	$243,416	$237,657	$481,828	$475,138

Operating Income (GAAP)	$217,112	$248,352	$460,809	$476,682
Transform and Modernize Initiative(1)(2)	15,506	16,552	26,430	30,706
(Gain) Loss on Sale of Business	61,040	—	37,532	11,324
Corporate Restructuring Plan	55	—	8,531	—
Consulting Agreement	—	—	7,775	—
Litigation Settlements	—	—	—	240
Adjusted Operating Income (Non-GAAP)	$293,713	$264,903	$541,077	$518,952

Earnings Before Income Taxes (GAAP)	$206,063	$230,489	$440,375	$448,561
Transform and Modernize Initiative(1)(2)	15,506	16,552	26,430	30,706
(Gain) Loss on Sale of Business	61,040	—	37,532	11,324
Corporate Restructuring Plan	55	—	8,531	—
Consulting Agreement	—	—	7,775	—
Litigation Settlements	—	—	—	240
Adjusted Earnings Before Income Taxes (Non-GAAP)	$282,664	$247,040	$520,643	$490,831

HORMEL FOODS CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
Unaudited
	Quarter Ended		Six Months Ended
In thousands, except per share amounts	April 26, 2026	April 27, 2025	April 26, 2026	April 27, 2025
Provision for Income Taxes (GAAP)	$48,685	$50,747	$101,227	$98,289
Transform and Modernize Initiative(1)(2)	3,799	3,641	6,475	6,727
(Gain) Loss on Sale of Business	9,982	—	4,223	2,469
Corporate Restructuring Plan	13	—	2,090	—
Consulting Agreement	—	—	—	—
Litigation Settlements	—	—	—	52
Adjusted Provision for Income Taxes (Non-GAAP)	$62,480	$54,388	$114,016	$107,537

Net Earnings Attributable to Hormel Foods Corporation (GAAP)	$157,474	$180,017	$339,274	$350,592
Transform and Modernize Initiative(1)(2)	11,707	12,910	19,955	23,979
(Gain) Loss on Sale of Business	51,058	—	33,309	8,855
Corporate Restructuring Plan	41	—	6,441	—
Consulting Agreement	—	—	7,775	—
Litigation Settlements	—	—	—	188
Adjusted Net Earnings Attributable to Hormel Foods Corporation (Non-GAAP)	$220,280	$192,928	$406,754	$383,615

Diluted Earnings Per Share (GAAP)	$0.29	$0.33	$0.62	$0.64
Transform and Modernize Initiative(1)(2)	0.02	0.02	0.04	0.04
(Gain) Loss on Sale of Business	0.09	—	0.06	0.02
Corporate Restructuring Plan	—	—	0.01	—
Consulting Agreement	—	—	0.01	—
Litigation Settlements	—	—	—	—
Adjusted Diluted Earnings Per Share (Non-GAAP)	$0.40	$0.35	$0.74	$0.70

SG&A as a Percent of Net Sales (GAAP)	10.7%	8.7%	9.3%	8.7%
Transform and Modernize Initiative(2)	(0.5)	(0.5)	(0.4)	(0.5)
Gain (Loss) on Sale of Business	(2.1)	—	(0.6)	(0.2)
Corporate Restructuring Plan	—	—	(0.1)	—
Consulting Agreement	—	—	(0.1)	—
Litigation Settlements	—	—	—	—
Adjusted SG&A as a Percent of Net Sales (Non-GAAP)	8.2%	8.2%	8.0%	8.1%

HORMEL FOODS CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
Unaudited
	Quarter Ended		Six Months Ended
	April 26, 2026	April 27, 2025	April 26, 2026	April 27, 2025
Operating Margin (GAAP)	7.3%	8.6%	7.7%	8.1%
Transform and Modernize Initiative(1)(2)	0.5	0.6	0.4	0.5
(Gain) Loss on Sale of Business	2.1	—	0.6	0.2
Corporate Restructuring Plan	—	—	0.1	—
Consulting Agreement	—	—	0.1	—
Litigation Settlements	—	—	—	—
Adjusted Operating Margin (Non-GAAP)	9.9%	9.1%	9.0%	8.8%

(1)    Comprised primarily of asset write-offs and severance related to supply chain and portfolio optimization.
(2)    Comprised primarily of project-based external consulting fees.

ORGANIC VOLUME AND ORGANIC NET SALES (NON-GAAP)

The non-GAAP measures of organic volume and organic net sales are presented to provide investors with additional information to facilitate the comparison of past and present operations. Organic volume and organic net sales exclude the impact of the sale of the Company's controlling equity interest in Justin's, LLC in the first quarter of fiscal 2026.

	Quarter Ended
	April 26, 2026	April 27, 2025
In thousands	GAAP	GAAP	Divestiture	Non-GAAP Organic	Non-GAAP % Change
Volume (lbs.)
Retail	663,009	677,277	(3,652)	673,625	(1.6)
Foodservice	244,307	242,595	(302)	242,293	0.8
International	80,536	79,518	(36)	79,482	1.3
Total Volume (lbs.)	987,852	999,390	(3,990)	995,400	(0.8)

Net Sales
Retail	$1,789,665	$1,783,835	$(18,554)	$1,765,281	1.4
Foodservice	996,711	936,442	(1,738)	934,704	6.6
International	186,225	178,533	(561)	177,972	4.6
Total Net Sales	$2,972,600	$2,898,810	$(20,853)	$2,877,957	3.3

	Six Months Ended
	April 26, 2026	April 27, 2025
In thousands	GAAP	GAAP	Divestiture	Non-GAAP Organic	Non-GAAP % Change
Volume (lbs.)
Retail	1,356,893	1,414,162	(5,065)	1,409,097	(3.7)
Foodservice	488,726	486,449	(379)	486,070	0.5
International	155,997	154,087	(49)	154,038	1.3
Total Volume (lbs.)	2,001,616	2,054,698	(5,493)	2,049,205	(2.3)

Net Sales
Retail	$3,637,471	$3,673,968	$(26,474)	$3,647,493	(0.3)
Foodservice	1,994,937	1,866,627	(2,244)	1,864,383	7.0
International	367,509	347,028	(670)	346,358	6.1
Total Net Sales	$5,999,917	$5,887,623	$(29,389)	$5,858,235	2.4

FORWARD-LOOKING GAAP TO NON-GAAP MEASURES

The information below reconciles the estimated fiscal 2026 GAAP measures to the corresponding estimated adjusted non-GAAP measures.

Fiscal 2026 Outlook – Organic Net Sales (Non-GAAP)
To provide a clearer comparison of past and present net sales performance, the Company has adjusted its fiscal 2025 net sales to exclude the impact of the sale of the Justin's® branded business in the first quarter of fiscal 2026.

In billions	Fiscal 2026 Outlook			2025 Results	Change
Net Sales (GAAP)	$12.2	-	$12.5	$12.1	1%	-	3%
Divestitures	—	-	—	(0.1)
Organic Net Sales (Non-GAAP)	$12.2	-	$12.5	$12.0	1%	-	4%

Fiscal 2026 Outlook – Adjusted Operating Income (Non-GAAP)
The Company's fiscal 2026 outlook for adjusted operating income is a non-GAAP measure that excludes items impacting comparability.

In fiscal 2026, the Company expects:
•Operating income (GAAP) in the range of $956 million to $1,021 million
•Adjustments for the T&M initiative of $43.0 million to $49.0 million
•Adjustments for corporate restructuring plan-related charges of $8.5 million
•Adjustment for the Consulting Agreement of $7.8 million
•Adjustment for a gain related to the sale of the Justin's® branded business of $(23.5) million
•Adjustment for a loss related to the sale of the whole-bird turkey business of $61.0 million

Resulting in an adjusted operating income range (non-GAAP) of $1,059 million to $1,118 million.

Fiscal 2026 Outlook – Adjusted Diluted Earnings per Share (Non-GAAP)
The Company's fiscal 2026 outlook for adjusted diluted earnings per share is a non-GAAP measure that excludes items impacting comparability.

In fiscal 2026, the Company expects:
•Diluted earnings per share (GAAP) in the range of $1.28 to $1.37
•Adjustments for the T&M initiative of $0.06 to $0.07
•Adjustments for corporate restructuring plan-related charges of $0.01
•Adjustment for the Consulting Agreement of $0.01
•Adjustment for a gain related to the sale of the Justin's® branded business of $(0.03)
•Adjustment for a loss related to the sale of the whole-bird turkey business of $0.09

Resulting in an adjusted diluted earnings per share range (non-GAAP) of $1.43 to $1.51.